Exhibit 99.1


                                   Henry Tang
                              530 East 86th Street
                               New York, NY 10025


                                                     November 9, 2004



By E-Copy and First Class Mail

Governor Raymond E. Mabus
Chairman of the Board
Foamex International Inc.
1000 Columbia Avenue
Linwood, PA 19061


Dear Governor Mabus:

     I jointed the Foamex Board in March 2003, with the hope of providing some Board-level assistance to the Company. Unfortunately, I now realize that circumstances at the Company are such that my Board and Committee duties are becoming far more time consuming than I anticipated. For that reason, and others, I must regretfully submit this letter of resignation from the Board.


                                                     Sincerely,



                                                     /s/ Henry Tang